Exhibit 99.2

RE: NN, Inc. 207 Mockingbird Lane 3rd Floor Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY Robbie Atkinson VP, Strategy & Investor Relations (423) 434-8398 FOR IMMEDIATE RELEASE August 17, 2017	AT ABERNATHY MACGREGOR Claire Walsh (General info) 212-371-5999

NN, INC. COMPLETES DIVESTITURE OF PRECISION BEARING COMPONENTS GROUP

Johnson City, TN, August 17, 2017 – NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that the Company has successfully completed its previously announced divestiture of the Precision Bearing Components Group (PBC) to Tsubaki Nakashima, Co., Ltd., for $375 million in cash.

Richard Holder, President and CEO commented, “The sale of PBC furthers NN’s long-term strategy to build a diversified industrial business. We now estimate the net proceeds from the transaction to be $300 million which further enhances our ability to continue to balance our portfolio, expand our margin and earnings profile, strengthen our balance sheet and strategically acquire businesses in higher growth and higher margin end markets.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 33 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.